UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2008

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 18, 2008, the Board of Directors of Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), approved an amendment to Article I, Section 7 of the Company’s Amended and Restated By-laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to Article I, Section 9(A)(2) of the Amended and Restated By-laws to provide that director nominees proposed by stockholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, in accordance with the Company’s Corporate Governance Guidelines that are applicable to all director nominees, upon failure to receive the required vote in a subsequent election.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Cognizant Technology Solutions Corporation Amended and Restated By-laws, as amended on April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Gordon J. Coburn
Name:	Gordon J. Coburn
Title:	Chief Financial and Operating Officer and Treasurer

Date: April 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Cognizant Technology Solutions Corporation Amended and Restated By-laws, as amended on April 18, 2008.